UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2016

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, including area code:  (432) 682-6324

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 24, 2016, the Board of Directors (the “Board”) of Clayton Williams Energy, Inc. (the “Company”) approved an amendment to Article 3 of the Corporate Bylaws of the Company (as amended, the “Bylaws”) to give effect to the rights of the holders of the Company’s Special Voting Preferred Stock, par value $0.10 per share (the “Special Voting Preferred Stock”), to elect directors to the Board on the terms and conditions set forth in the Certificate of Designation of the Special Voting Preferred Stock filed with the Secretary of State of the State of Delaware on March 15, 2016.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Corporate Bylaws of Clayton Williams Energy, Inc., as amended through March 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Dated: March 30, 2016	By:	/s/ Mel G. Riggs
Mel G. Riggs
President

Dated: March 30, 2016	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Corporate Bylaws of Clayton Williams Energy, Inc., as amended through March 24, 2016.